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                                                                     EXHIBIT 21

                      DIRECT AND INDIRECT SUBSIDIARIES OF
                      -----------------------------------
                         CONTINENTAL GLOBAL GROUP, INC.
                         ------------------------------


A. Continental Conveyor & Equipment Company, a Delaware corporation, is wholly-owned by Continental Global Group, Inc.

     1. Continental Conveyor & Equipment Pty. Ltd., an Australian company, is wholly-owned by Continental Conveyor & Equipment Company.

          a. BCE Holdings Pty. Ltd., an Australian company, is wholly-owned by Continental Conveyor & Equipment Pty. Ltd.

               i. Continental ACE Pty. Ltd., an Australian company, is wholly-owned by BCE Holdings Pty. Ltd.

               ii. Continental ACE Services Pty. Ltd., an Australian company, is wholly-owned by BCE Holdings Pty. Ltd.

               iii. Continental ACE Components Pty. Ltd., an Australian company, is wholly-owned by BCE Holdings Pty. Ltd.

               iv. A. Crane Pty. Ltd., an Australian company, is wholly-owned by BCE Holdings Pty. Ltd.

               v. Continental Control Systems Pty. Ltd., an Australian company, is 60% owned by BCE Holdings Pty. Ltd. and 40% owned by Continental Conveyor & Equipment Pty. Ltd.

B. Goodman Conveyor Company, a Delaware corporation, is wholly-owned by Continental Global Group, Inc.